Exhibit 99.1

PRESS RELEASE
Financial Contact:
Robert A. Milligan
Chief Financial Officer
480.998.3478

HEALTHCARE TRUST OF AMERICA, INC. REPORTS 6% INCREASE IN NORMALIZED FFO PER SHARE
Q1 2015 Same-Property Cash NOI increased 3.0%
Scottsdale, Arizona (May 6, 2015) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the quarter ended March 31, 2015.
First Quarter 2015 Highlights
Operating

•	Normalized FFO: Increased 10.1% to $46.6 million, compared to Q1 2014.

•	Normalized FFO Per Share: $0.37 per diluted share, an increase of $0.02 per diluted share, or 6%, compared to Q1 2014.

•	Normalized FAD: $0.35 per diluted share, or $44.3 million, an increase of $0.03 per diluted share, or 9%, compared to Q1 2014.

•	Same-Property Cash NOI: Increased $1.7 million, or 3.0%, to $57.0 million, compared to Q1 2014. Same-Property rental revenue increased $1.4 million, or 2.2%, to $65.3 million, compared to Q1 2014.
Portfolio

•
Acquisitions: During the quarter, HTA acquired $35.3 million of medical office buildings (98% leased and approximately 117,000 square feet of GLA). These buildings are located in one of our key markets, Atlanta.

•	Leasing: During the quarter, HTA entered into new and renewal leases on approximately 185,000 square feet of GLA, or 1.2% of its portfolio. Tenant retention for the quarter was 77% by GLA.

•	Leased Rate: At the end of the quarter, the leased rate by GLA was 91.7%, an increase from 91.2% as of Q1 2014.
Balance Sheet and Liquidity

•
Balance Sheet: At the end of the quarter, HTA had total liquidity of $856.0 million, including $842.5 million of availability on its unsecured credit agreement and $13.5 million of cash and cash equivalents. The leverage ratio of debt to capitalization was 29.2%.

•
Debt Refinance: In February 2015, HTA amended its unsecured credit agreement. The amendment added an additional lender and increased the amount available under the unsecured revolving credit facility by $50.0 million to $850.0 million.

Financial Results
Rental Income
Rental income increased 8.8% to $98.5 million for the three months ended March 31, 2015, compared to $90.5 million for the three months ended March 31, 2014. The increase in rental income was primarily driven by $474.8 million of acquisitions since March 31, 2014, together with Same-Property growth.
Normalized FFO
Normalized Funds from Operations (“Normalized FFO”) was $0.37 per diluted share, or $46.6 million, for the three months ended March 31, 2015, compared to $0.35 per diluted share, or $42.4 million, for the three months ended March 31, 2014.
FFO
FFO was $0.34 per diluted share, or $43.1 million, for the three months ended March 31, 2015, compared to $0.34 per diluted share, or $40.2 million, for the three months ended March 31, 2014.
Normalized FAD
Normalized Funds Available for Distribution (“Normalized FAD”) was $0.35 per diluted share, or $44.3 million, for the three months ended March 31, 2015, compared to $0.32 per diluted share, or $38.7 million, for the three months ended March 31, 2014.
NOI
Net Operating Income (“NOI”) was $67.8 million for the three months ended March 31, 2015, compared to $61.7 million for the three months ended March 31, 2014.
Same-Property Cash NOI
Same-Property Cash NOI increased $1.7 million, or 3.0%, to $57.0 million for the three months ended March 31, 2015, compared to $55.3 million for the three months ended March 31, 2014. Same-Property rental revenue increased $1.4 million, or 2.2%, to $65.3 million, for the three months ended March 31, 2015, compared to the three months ended March 31, 2014.
General and Administrative Expenses
General and administrative expenses were $6.6 million for the three months ended March 31, 2015, compared to $6.3 million for the three months ended March 31, 2014.
Interest Expense and Change in Fair Value of Derivative Financial Instruments
The total interest expense and change in fair value of derivative financial instruments for the three months ended March 31, 2015, was $16.4 million, which included $14.4 million of interest expense related to debt and interest rate swaps, and a net loss of $2.0 million on the change in the fair value of HTA’s derivative financial instruments.
HTA ended the quarter with a weighted average borrowing cost of 3.63% per annum, inclusive of interest rate swaps. The weighted average remaining term of the debt portfolio (including extension options) increased to 5.4 years from 5.0 years at March 31, 2014.
Net Income
Net income for the three months ended March 31, 2015, was $6.9 million, compared to $5.4 million for the three months ended March 31, 2014.
Balance Sheet
As of March 31, 2015, HTA had total assets of $3.0 billion, cash and cash equivalents of $13.5 million and $842.5 million available on its unsecured credit agreement (includes the impact of $5.5 million of outstanding letters of credit). HTA ended the quarter with low leverage totaling 29.2% debt to capitalization.
Leased Rate, Occupancy Rate and Tenant Retention
The leased rate (includes leases which have been executed, but which have not yet commenced) was 91.7% by gross leaseable area (“GLA”), an increase from 91.2% as of Q1 2014. The occupancy rate of HTA’s portfolio was 91.3% by GLA, an increase from 90.8% as of Q1 2014. Tenant retention for the quarter was 77% by GLA.
Credit Rated Tenants
Investment grade rated tenants as a percent of annualized base rent was 41% as of March 31, 2015. Additionally, 58% of HTA’s annualized base rent as of March 31, 2015 is derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.
In-House Property Management and Leasing Platform
As of March 31, 2015, HTA’s in-house property management and leasing platform operated over 13.5 million square feet of GLA, or 90%, of HTA’s total portfolio.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA) is a publicly traded real estate investment trust that acquires, owns and operates medical office buildings located primarily on-campus or affiliated with the nation’s leading healthcare systems. HTA is known for its exclusive dedication to the medical office sector and believes that this focus will be advantageous to the extent the healthcare sector continues to benefit from major macroeconomic tailwinds.
Since its formation in 2006, HTA has invested approximately $3.4 billion in medical office buildings comprising 15.0 million square feet in 28 states. A disciplined and targeted acquisition approach has positioned HTA’s real estate portfolio in certain key markets (among others) with growing and healthy economics, including: Albany, Atlanta, Boston, Charleston, Dallas, Denver, Greenville, Honolulu, Houston, Indianapolis, Miami, Orlando, Phoenix, Pittsburgh, Raleigh, Tampa, and White Plains. The portfolio is operated by an in-house national asset management and leasing platform which is directed from over 10 full-service regional offices across the U.S. HTA has a consistent track record since listing on the New York Stock Exchange in 2012 and believes that a commitment to long-term real estate principles will assist in its goal to generate shareholder value. More information about HTA can be found on the company’s website at www.htareit.com.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K and in our other filings with the SEC.
First Quarter Conference Call
HTA will host a conference call and webcast on Wednesday, May 6, 2015 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to review its financial performance and operating results for the quarter ended March 31, 2015.
Conference Call and Webcast Details:
Domestic Dial-In Number: (877) 507-6265
International Dial-In Number: (412) 902-6633
Webcast: www.htareit.com under the Investor Relations tab
Replay Conference Call Details:
Domestic Dial-In Number: (877) 344-7529
International Dial-In Number: (412) 317-0088
Conference ID: 10063887
Available May 6, 2015 (one hour after the end of the conference call) to June 6, 2015 at 12:00 a.m. Eastern Time
Supplemental Information
Supplemental financial data are available on the company’s website at www.htareit.com.

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Real estate investments:
Land	$288,503	$287,755
Building and improvements	2,699,979	2,665,777
Lease intangibles	420,094	419,288
	3,408,576	3,372,820
Accumulated depreciation and amortization	(583,166)	(549,976)
Real estate investments, net	2,825,410	2,822,844
Cash and cash equivalents	13,517	10,413
Restricted cash and escrow deposits	21,120	20,799
Receivables and other assets, net	143,808	144,106
Other intangibles, net	45,231	43,488
Total assets	$3,049,086	$3,041,650
LIABILITIES AND EQUITY
Liabilities:
Debt	$1,458,598	$1,412,461
Accounts payable and accrued liabilities	84,823	101,042
Derivative financial instruments - interest rate swaps	3,378	2,888
Security deposits, prepaid rent and other liabilities	38,947	32,687
Intangible liabilities, net	12,464	12,425
Total liabilities	1,598,210	1,561,503
Commitments and contingencies
Redeemable noncontrolling interests	3,797	3,726
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 125,203,393 and 125,087,268 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	1,252	1,251
Additional paid-in capital	2,282,553	2,281,932
Cumulative dividends in excess of earnings	(865,549)	(836,044)
Total stockholders’ equity	1,418,256	1,447,139
Noncontrolling interests	28,823	29,282
Total equity	1,447,079	1,476,421
Total liabilities and equity	$3,049,086	$3,041,650

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues:
Rental income	$98,452	$90,452
Interest and other operating income	68	852
Total revenues	98,520	91,304
Expenses:
Rental	30,697	29,589
General and administrative	6,575	6,299
Acquisition-related	1,357	976
Depreciation and amortization	36,595	34,942
Total expenses	75,224	71,806
Income before other income (expense)	23,296	19,498
Interest expense:
Interest related to derivative financial instruments	(555)	(1,345)
Net loss on change in fair value of derivative financial instruments	(2,010)	(841)
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	(2,565)	(2,186)
Interest related to debt	(13,804)	(11,904)
Other income	15	26
Net income	$6,942	$5,434
Net income attributable to noncontrolling interests	(138)	(142)
Net income attributable to common stockholders	$6,804	$5,292
Earnings per common share - basic: (1)
Net income attributable to common stockholders	$0.05	$0.04
Earnings per common share - diluted: (1)
Net income attributable to common stockholders	$0.05	$0.04
Weighted average number of common shares outstanding: (1)
Basic	125,175	118,644
Diluted	127,105	119,912

(1) For the three months ended March 31, 2014, amounts have been adjusted retroactively to reflect a 1-for-2 reverse stock split effected December 15, 2014.

HEALTHCARE TRUST OF AMERICA, INC.
NOI, CASH NOI AND SAME-PROPERTY CASH NOI
(In thousands)

	Three Months Ended March 31,
	2015	2014
Net income	$6,942	$5,434
General and administrative expenses	6,575	6,299
Acquisition-related expenses	1,357	976
Depreciation and amortization expense	36,595	34,942
Interest expense and net change in fair value of derivative financial instruments	16,369	14,090
Other income	(15)	(26)
NOI	$67,823	$61,715
NOI percentage growth	9.9%

NOI	$67,823	$61,715
Straight-line rent adjustments, net	(2,019)	(2,100)
Amortization of below and above market leases/leasehold interests, net	580	668
Lease termination fees	(11)	(13)
Cash NOI	$66,373	$60,270
Notes receivable interest income	—	(781)
Non Same-Property Cash NOI	(9,377)	(4,161)
Same-Property Cash NOI (1)	$56,996	$55,328
Same-Property Cash NOI percentage growth	3.0%

(1) Same-Property includes 268 buildings for the three months ended March 31, 2015 and 2014.
NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) acquisition-related expenses; (iii) depreciation and amortization expense; (iv) interest expense and net change in fair value of derivative financial instruments; and (v) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements.
Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments, net; (ii) amortization of below and above market leases/leasehold interests, net; and (iii) lease termination fees. HTA believes that Cash NOI provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements.
To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “Same-Property.” Same-Property Cash NOI excludes properties which have not been owned and operated by HTA during the entire span of all periods presented or are intended to be sold in the near term, notes receivable interest income and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
FFO, NORMALIZED FFO AND NORMALIZED FAD
(In thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Net income attributable to common stockholders	$6,804	$5,292
Depreciation and amortization expense	36,280	34,942
FFO	$43,084	$40,234
Acquisition-related expenses	1,357	976
Net loss on change in fair value of derivative financial instruments	2,010	841
Noncontrolling income from partnership units included in diluted shares	105	104
Other normalizing items	89	209
Normalized FFO	$46,645	$42,364
Other income	(15)	(26)
Non-cash compensation expense	1,914	1,388
Straight-line rent adjustments, net	(2,019)	(2,100)
Amortization of below and above market leases/leasehold interests, net	580	668
Deferred revenue - tenant improvement related	(129)	(133)
Amortization of deferred financing costs and debt discount/premium	939	561
Recurring capital expenditures, tenant improvements and leasing commissions	(3,609)	(3,995)
Normalized FAD	$44,306	$38,727

Net income attributable to common stockholders per diluted share (1)	$0.05	$0.04
FFO adjustments per diluted share, net (1)	0.29	0.30
FFO per diluted share (1)	$0.34	$0.34
Normalized FFO adjustments per diluted share, net (1)	0.03	0.01
Normalized FFO per diluted share (1)	$0.37	$0.35
Normalized FAD adjustments per diluted share, net (1)	(0.02)	(0.03)
Normalized FAD per diluted share (1)	$0.35	$0.32

Weighted average number of diluted common shares outstanding (1)	127,105	119,912

(1) For the three months ended March 31, 2014, amounts have been adjusted retroactively to reflect a 1-for-2 reverse stock split effected December 15, 2014.
HTA computes FFO in accordance with the current standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO, as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real asset values have historically risen or fallen based on market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders.
HTA’s methodology for calculating FFO may be different from methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. FFO should be reviewed in connection with other GAAP measurements.

HTA computes Normalized FFO, which excludes from FFO: (i) acquisition-related expenses; (ii) net gain or loss on change in fair value of derivative financial instruments; (iii) noncontrolling income or loss from partnership units included in diluted shares; and (iv) other normalizing items. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund our needs. Normalized FFO should be reviewed in connection with other GAAP measurements.
HTA also computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) straight-line rent adjustments, net; (iv) amortization of below and above market leases/leasehold interests, net; (v) deferred revenue - tenant improvement related; (vi) amortization of deferred financing costs and debt premium/discount; and (vii) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its ability to fund its ongoing dividends. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. Normalized FAD should be reviewed in connection with other GAAP measurements.